Exhibit 31.1

CERTIFICATION

I, Daniel G. Cohen, Chief Executive Officer of Institutional Financial Markets, Inc., certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Institutional Financial Markets, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013	Signed:	/s/ DANIEL G. COHEN
	Name:	Daniel G. Cohen
	Title:	Chief Executive Officer and Chief Investment Officer